UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: July 25, 2008

(Date of earliest event reported)

ABIOMED, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2743260
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

0-20584

(Commission File Number)

22 Cherry Hill Drive

Danvers, MA 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 646-1400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry Into a Material Definitive Agreement.

On July 25, 2008, we entered into a lease agreement with J.J. Rhatigan and Company providing for our lease of a 33,000 sq. ft. facility located at 25/28 North Wall Quay, Dublin 1, through our wholly-owned subsidiary Abiomed Athlone Limited. We were also a direct party to the lease agreement as a guarantor of the lease. The lease agreement is for a term of 25 years and one week, commencing on April 18, 2008. The monthly rent due under the lease agreement and payable monthly is 22,455.33€ (Euro) per month or 269,464€ (Euro) per year for the first five years of the lease, through April 17, 2013. On April 18, 2013 and each fifth anniversary thereafter, the rental rate will be set to a current market rate, as determined by the procedures set forth in the lease agreement. We have the right to terminate the lease after five years, subject to the payment of a termination fee equal to 18 months rent, and the right to terminate the lease after 10 years, subject to the payment of a termination fee equal to six months of the then current rent. A copy of the lease agreement is attached as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Title

10.1	Lease Agreement dated as of July 18, 2008 by and among Abiomed, Inc., Abiomed Athlone Limited, and J.J. Rhatigan and Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Abiomed, Inc.

By:	/s/ Daniel J. Sutherby
Daniel J. Sutherby Chief Financial Officer

Date: July 30, 2008

Exhibit Index

Number	Title

10.1	Lease Agreement dated as of July 18, 2008 by and among Abiomed, Inc., Abiomed Athlone Limited, and J.J. Rhatigan and Co.